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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of
Oxford Industries, Inc. for the registration of $200,000,000 aggregate principal amount of Oxford Industries, Inc.'s 8.75% Senior Notes due 2011 and to the incorporation by reference therein of our report dated July 23, 2004, with respect to the consolidated financial statements of Oxford Industries, Inc. included in its Annual Report (Form 10-K) for the year ended May 28, 2004, filed with the Securities and Exchange Commission.



                                    /s/ Ernst & Young, LLP

Atlanta, Georgia
August 19, 2004